SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 29, 2017

AIR INDUSTRIES GROUP

___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788

(Address of Principal Executive Offices)

Registrant's telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Placement Agency Agreement

On November 29, 2017 Air Industries Group (the “Company”) entered into a Placement Agency Agreement with Taglich Brothers, Inc., as placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to offer on behalf of the Company, on a best efforts basis, up to 1,600,000 shares of the Company’s common stock (the “Shares”) to accredited investors (the “Offering”), together with five-year warrants to purchase 24,000 shares of  common stock for each $100,000 of Shares purchased (the “Warrants”), in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Offering commenced November 29, 2017, and will terminate on the close of business on December 20, 2017.

Under the terms of the Placement Agency Agreement, the Placement Agent is entitled to a placement agent fee equal to 8% of the gross proceeds of the Offering, payable at the Company’s option, in cash or additional shares of common stock and warrants having the same terms and conditions as the Shares and Warrants.

The purchase price for the Shares and Warrants (the “Purchase Price”) will be equal to the product of (i) the lesser of $1.25 and the closing price of the common stock on the day prior to the first purchase pursuant to the Offering and (ii) the number of Shares purchased, except that for subscribers who are officers, directors or otherwise deemed to be affiliates of the Company under the rules of the NYSE American (each, an “Affiliate”), the Purchase Price will be no less than the closing price of the common stock as of the market close immediately prior to the closing of the purchase of the Shares and Warrants by the Affiliate if such closing price is higher than $1.25 per share.

The exercise price of the Warrants is $1.50 per share, subject to certain adjustments in accordance with the terms of the Warrant, except that for subscribers who are Affiliates, the exercise price of the warrants shall be the market close immediately prior to the closing of the purchase of the Shares and Warrants by the Affiliate if such closing price is higher than $1.50 per share.

If prior to July 1, 2018, the Company should complete a placement of shares of its common stock or securities convertible into or exercisable for shares of its common stock at an effective price or conversion rate (the “Subsequent Price”) less than $1.25 per share of common stock, there shall be issued to the purchasers in the Offering, such additional number of shares of common stock as would have been received had the Purchase Price thereunder been equal to the greater of the Subsequent Price and $1.00 per share, provided further that no adjustment shall be made for those subscribers who are officers, directors or otherwise deemed to be affiliates of the Company under the rules of the NYSE American. If the Company shall complete more than one placements of shares of its common stock or securities convertible into or exercisable for shares of its common stock prior to July 1, 2018, the Subsequent Price will be the lowest of the prices at which such offerings are completed.

Subscription Agreements

The Company has entered into subscription agreements with three accredited investors, including Michael Taglich and Robert Taglich, each of whom is a director and principal stockholder of the Company and a principal of Taglich Brothers, Inc., for the purchase of an aggregate of 407,390 Shares and Warrants to purchase an additional 166,000 shares of common stock, for gross proceeds of $700,000. The purchase price for the Shares and Warrants was $1.25 per Share, except that the purchase price paid by Michael Taglich and Robert Taglich was $1.38 per Share, the closing price of a share of common stock immediately prior to the purchase.

Item 3.02 Sale of Unregistered Equity Securities.

The Company has issued to three accredited investors, including Michael Taglich and Robert Taglich, each of whom is a director and principal stockholder of the Company and a principal of Taglich Brothers, Inc., an aggregate of 537,390 Shares and Warrants to purchase an additional 168,000 shares of common stock, for gross proceeds of $700,000 pursuant to the Offering described in Item 1.01 of this report. Michael Taglich and Robert Taglich purchased 144,927 shares and 72,463 Shares, respectively, together with Warrants to purchase an additional 48,000 shares and 24,000 shares, respectively, of common stock, for a purchase price of $200,000 and $100,000, respectively. The purchase price for the Shares and Warrants was $1.25 per Share, except that the purchase price paid by Michael Taglich and Robert Taglich was $1.38 per Share, the closing price of a share of common stock immediately prior to the purchase.

The Warrants have an exercise price of $1.50 per share, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise. The Warrants may be exercised until November 30, 2022.

If prior to July 1, 2018, the Company should complete a placement of shares of its common stock or securities convertible into or exercisable for shares of its common stock at an effective price or conversion rate (the “Subsequent Price”) less than $1.25 per share of common stock, there shall be issued to the purchasers in the Offering, such additional number of shares of common stock as would have been received had the Purchase Price thereunder been equal to the greater of the Subsequent Price and $1.00 per share, provided further that no adjustment shall be made for those subscribers who are officers, directors or otherwise deemed to be affiliates of the Company under the rules of the NYSE American. If the Company shall complete more than one placements of shares of its common stock or securities convertible into or exercisable for shares of its common stock prior to July 1, 2018, the Subsequent Price will be the lowest of the prices at which such offerings are completed.

 Taglich Brothers, Inc., of which Michael Taglich and Robert Taglich are principals, acted as placement agent for the sale of the Shares and Warrants to Michael Taglich and Robert Taglich, and under the Placement Agency Agreement is entitled to a placement agent fee equal to $56,000 (8% of the amounts invested), payable at the Company’s option, in cash or additional shares of common stock and warrants having the same terms and conditions as the Shares and Warrants.

The Shares and the Warrants were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and the certificates evidencing the Shares and the Warrants are endorsed with the customary Securities Act legend.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Form of Warrant (included as Exhibit A to Subscription Agreement, filed as Exhibit 10.2 to this report).

10.1	Placement Agency Agreement with Taglich Brothers, Inc. dated November 29, 2017.

10.2	Form of Subscription Agreement for offering of Shares and Warrants.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2017

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer